UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013

LiveDeal, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6240 McLeod Drive, Suite 120 Las Vegas, NV 89120
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (702) 939-0230

_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2009, LiveDeal, Inc. (the “Company”) filed three Certificates of Correction with the Secretary of State of the State of Nevada, in each case solely to correct a typographical error found in the (i) Amended and Restated Articles of Incorporation, originally filed on April 13, 2004, (ii) the Restated Articles of Incorporation, originally filed on December 12, 2006, and (iii) the Amended and Restated Articles of Incorporation, originally filed on August 10, 2007 (together, the “Prior Filings”). Each of the Prior Filings incorrectly stated that the required payment price per converted share of Series E Convertible Preferred Stock is $0.045. The correct per share conversion price, which was set forth accurately in the original Certificate of Designation filed with respect to the Series E Convertible Preferred Stock on June 28, 2002, is $0.45 per converted share.

The Company inadvertently failed to file the three Certificates of Correction, which are now being filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificates of Correction filed with the Secretary of State of the State of Nevada, dated April 2, 2009

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2013	LiveDeal, Inc.
	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description
3.1	Certificates of Correction filed with the Secretary of State of the State of Nevada, dated April 2, 2009

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